UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 8, 2022

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Exact name of registrant as specified in charter)

Maryland	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREVS	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

First Real Estate Investment Trust of New Jersey, Inc. (“FREIT”) previously reported that on February 4, 2022, the Superior Court of New Jersey, Monmouth County (“Court”) entered an Order with respect to summary judgment motions filed by the parties in connection with litigation between certain affiliates of FREIT (the “Sellers” or “Defendant”) and Sinatra Properties, LLC (“Sinatra” or “Plaintiff”). The litigation relates to a Purchase and Sale Agreement entered into on January 14, 2020 (“PSA”) between the Sellers and Sinatra involving the sale by the Sellers of 100% of their ownership interests in six (6) real properties held by the Sellers.

The February 4, 2022 Order provided as follows:

(1)	The Court finds that the Plaintiffs have breached the subject contract and the Court dismisses all claims for relief filed by the Plaintiff in this suit. The Court dismissed the Complaint and dismisses the Lis Pendens.

(2)	The Court finds that the liquidated damage provision of the contract is not enforceable and the Court Orders that the $15 million held in escrow be returned to the Plaintiff.

(3)	The Court dismisses the Counterclaims and Third Party Complaint. All pleadings are dismissed.

The Sellers have been evaluating the February 4, 2022 Order and their rights and remedies with respect thereto. The Sellers continue to believe that the allegations set forth in the Complaint filed by Sinatra and in the Answer to Counterclaims and Third-Party Complaint and Affirmative Defenses filed by Sinatra and Kushner Realty Acquisition LLC, are without merit.

On May 31, 2022, Sinatra filed a Motion for Reconsideration with the Court, requesting that the Court reconsider its February 4, 2022 Order and, among other things, (a) grant Sinatra’s motion for summary judgment, and (b) reverse the Court’s findings that (1) Sinatra breached the PSA, (2) the Sellers did not breach the PSA and (3) the Court’s dismissal of the Complaint and Lis Pendens.

On July 8, 2022, the Court denied Sinatra’s Motion for Reconsideration.

Forward-Looking and Cautionary Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; FREIT’s ability to satisfy the conditions to closing and complete the proposed transaction; FREIT’s dependence upon its external manager to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real estate-related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of FREIT’s properties, potential illiquidity of FREIT’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of FREIT’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Trust and its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with FREIT’s failure to maintain status as a REIT under the Internal Revenue Code of 1986, as amended; and other additional risks discussed in FREIT’s annual report on Form 10-K for the fiscal year ended October 31, 2021. FREIT expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: July 12, 2022

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